UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):         November 17, 2005

SUN HEALTHCARE GROUP, INC.
 (Exact name of registrant as specified in its charter)

Delaware	0-49663	85-0410612
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
18831 Von Karman, Suite 400 Irvine, CA	92612
(Address of principal executive offices)	(Zip Code)

No Change
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

     We are filing this Form 8-K to update the following items that were originally included in our Form 10-K for the year ended December 31, 2004 under the following captions: Item 6 - Selected Financial Data, Item 7 - Management's Discussion and Analysis of Financial Condition and Results of Operation, and Item 8 - Consolidated Financial Statements (see attached exhibits 99.1, 99.2, and 99.3, respectively).  The updates reflect reclassifications to our discontinued operations that occurred subsequent to the filing of our Form 10-K on March 3, 2005.  We divested one skilled nursing facility and reclassified our Colorado and Arizona mobile radiology services operations as assets held for sale during the nine months ended September 30, 2005.  Generally accepted accounting principles require that these operations be reclassified as discontinued operations on a retroactive basis in all future filings, including this Form 8-K.  Exhibit 99.4 includes a Report of Ernst & Young LLP, Independent Registered Public Accounting Firm, on the amended Consolidated Financial Statements.  Other than the reclassification to discontinued operations as described above, we have not otherwise updated the information included in this Form 8-K to reflect events occurring subsequent to the filing of our Form 10-K for the year ended December 31, 2004.

Item 9.01  Financial Statements and Exhibits

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

99.1	Item 6 - Selected Financial Data

99.2	Item 7 - Management's Discussion and Analysis of Financial Condition and Results of Operation

99.3	Item 8 - Consolidated Financial Statements

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUN HEALTHCARE GROUP, INC.

/s/ Jennifer L. Botter
Name: Jennifer L. Botter
Title: Sr. Vice President and Corporate Controller

Dated:  November 17, 2005